Exhibit 10.9

INDEPENDENT SERVICE PROVIDER AGREEMENT

This Independent Service Provider Agreement ("Agreement") is entered into effective as of 06/04/2022 ("Effective Date") between FedEx Ground Package System, Inc. ("FXG") and the party identified below ("Independent Service Provider" or "ISP"). FXG and the identified Independent Service Provider may be referred to in this Agreement individually as a "Party" and collectively as the "Parties."

Independent Service Provider: PARCELPAL LOGISTICS USA, INC. ("PLU")

THE PARTIES HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH FINANCIAL, TAX AND LEGAL ADVISORS PRIOR TO EXECUTING THE DOCUMENT. EACH SIGNATORY BELOW WARRANTS THAT HE OR SHE HAS AUTHORITY TO EXECUTE THIS AGREEMENT ON BEHALF OF AND TO LEGALLY BIND THE PARTY FOR WHOM EACH HAS SIGNED.

This document has been signed electronically on 05/16/2022 at 10:26:57 AM by 8792749 - RICHARD CLIFFORD WHEELESS for PARCELPAL LOGISTICS USA, INC. and by 1571813 - Salvador Guevara for FXG, and the electronic signatures shall for all purposes be considered equal to manual signatures, as set forth in the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, and applicable state statutes.

TABLE OF CONTENTS

1.	OBJECTIVES, INTENT, AND COMPLIANCE WITH LAW	3
2.	TERM	4
3.	CONTRACTED SERVICE AREA, SERVICES, AND SERVICE RESULTS	4
4.	NEGOTIATED CHARGES	4
5.	CHARGEBACKS AND ADJUSTMENTS	5
6.	ISP AS A CORPORATE ENTITY AND EMPLOYER	5
7.	SUBCONTRACTING	9
8.	LEASED EQUIPMENT	9
9.	FACILITIES, SCANNERS AND SOFTWARE	13
10.	CONFIDENTIAL INFORMATION, MEDIA & PUBLICATION, & TRADEMARK USE AND PROTECTION	15
11.	INSURANCE COVERAGE	16
12.	REPRESENTATIONS AND WARRANTIES	16
13.	WAIVER; DISCLAIMER OF LIABILITY; AND LIMITATION OF LIABILITY	16
14.	INDEMNIFICATION	17
15.	TERMINATION	17
16.	DISPUTE RESOLUTION	18
17.	ASSIGNMENT	21
18.	GENERAL	22
APPENDIX		25

1.	OBJECTIVES, INTENT, AND COMPLIANCE WITH LAW

1.1	Objectives. The Parties have entered into this Agreement to achieve the following objectives:

(A)
FXG operates an information and distribution network throughout the United States and Canada and desires to contract with independent businesses to facilitate the physical package pickup and delivery services it offers to its customers.

(B)
FXG makes an ongoing and continuous investment into brand awareness, through marketing and brand protection; obtaining and maintaining customer accounts; technology to meet market demands and industry and consumer expectations; and attracting and contracting with corporate business entities that provide package pickup and delivery services.

(C)
PLU is a corporate business entity that provides package pickup and delivery services with its own vehicles and its own employees. PLU agrees that, in addition to the services it provides to FXG under this Agreement, it is free to or not to, separately contract with and provide services to other customers.

(D)
PLU desires the advantage of contracting with FXG to gain access to national accounts and the additional revenue that access provides. PLU understands that this Agreement is between only it and FXG and not with any other company or person.

(E)
The Parties desire to meet the expectations and demands of customers, which include both shippers and recipients ("Customers"), by providing superior customer service and maintaining favorable brand identity. The Parties agree that PLU retains exclusive authority to determine the best means to meet such Customer expectations and demands, including complete discretion over and responsibility for delivery work area configuration, route design, delivery sequence, type and number of equipment, and staffing and personnel decisions, consistent with the terms of this Agreement.

(F)
The Parties desire to comply with the United States Department of Transportation ("DOT") Leasing Regulations at 49 CFR 376 and all applicable laws relating to FXG's status as a duly licensed motor carrier.

(G)
The Parties acknowledge that safety, PLU's provision of the Services and Service Results, as defined herein, and service continuity are fundamental to this Agreement, and the Parties agree that this Agreement shall be performed and interpreted accordingly.

(H)
PLU agrees that changing customer expectations and competitive market demands are better met by a Contracted Service Area ("CSA") that covers all Business Segments and/or services within a single geographic boundary.

To achieve this objective, the Parties agree to cooperate in good faith with each other, and with other ISPs, by, among other things, exchanging information; redefining CSAs; transferring service area; and/or modifying the Expiration Date or Termination Date of this Agreement.

PLU further agrees that FXG may, after conferring with PLU and providing advance notice that is reasonable under the circumstances, redefine the CSA to achieve the objective above, provided that PLU shall first have an opportunity to propose partial assignment(s) of the CSA to achieve the objective above and provided further that FXG shall undertake a good faith effort to ensure that a redefined CSA is reasonably comparable in terms of stops, geographic proximity (in relation to the FXG Station or point(s) at which packages are tendered), and projected net contract revenue.

1.2
Contractual Relationship Between the Parties. The Parties intend to create by this Agreement a business to business relationship and not one of employment. The Parties further agree that neither Party is, nor will be represented, alleged, or deemed to be a legal representative, joint venturer, joint employer, franchisor, franchisee, dealership, distributorship or legal partner of the other Party for any purpose. As a corporate entity and employer, and consistent with the terms of this Agreement, PLU has the sole right and obligation to supervise, manage, direct, procure, perform or cause to be performed, all "Contracted Services" (defined in Attachment A-2 to Schedule A) to be provided by PLU under this Agreement, and to ensure that the "Contracted Service Results" (defined in Attachment A-2 to Schedule A) are obtained. No officer, agent or employee of FXG has authority to hire, train, discipline, or terminate PLU's "Personnel" (defined in Section 6.2), nor to set their compensation, payment, work schedules and times, assignments, or other essential terms and conditions of employment, nor to supervise the methods, manner or means employed by PLU or its Personnel in providing the Contracted Services. The Parties acknowledge their respective obligations to comply with Applicable Law, as defined below, governing the operation of businesses picking up, transporting and delivering packages and agree that neither Party shall allege that such compliance results in either Party exerting control over the other Party's business, business decisions, or Personnel.

1.3
Compliance with Applicable Law. The Parties acknowledge and agree to abide by all applicable federal, state, and local laws, regulations and rules (hereinafter referred to as "Applicable Law"). As used in this Agreement, "Applicable Law" means and includes the common law and judicial decisions and all statutes, laws, rules, regulations, ordinances, executive orders, policies and procedures established by any governmental authority with jurisdiction over a Party to this Agreement in effect on or after the Effective Date. By way of illustration and without limitation, Applicable Law includes those governing the following subjects: operation of businesses picking up, transporting and delivering packages; licensing and operation of vehicles; traffic laws pertaining to vehicle operators; business formation, reporting, recordkeeping, operation, and licensing requirements; hazardous waste and materials; occupational safety and health hazards; consumer protection; privacy; trade regulation; workers compensation insurance; unemployment insurance; withholding and payment of federal, state, and local income taxes and social security taxes; governmental requirements; anti-terrorism; anti-bribery and corruption; employment practices; and anti-discrimination as well as any other obligations posted on MyGroundBizAccount and incorporated into this Agreement through Schedule H.

2.	TERM

The "Term" of this Agreement, as negotiated by the Parties, will commence on 06/04/2022 and will continue through 08/18/2023 ("Expiration Date"), unless terminated earlier or extended under Section 15 of this Agreement.

3.	CONTRACTED SERVICE AREA, SERVICES, AND SERVICE RESULTS

The geographical area PLU has agreed to service ("Contracted Service Area" or "CSA"), the services PLU has agreed to provide ("Contracted Services" or "Services") and the results PLU has agreed to achieve ("Contracted Service Results") are contractually defined and set forth in Schedule A of this Agreement, including its attachments.

4.	NEGOTIATED CHARGES

The "Negotiated Charges" FXG has agreed to pay PLU for the Services PLU provides are defined and set forth in Schedule C of this Agreement, including its attachments.

5.	CHARGEBACKS AND ADJUSTMENTS

With respect to any "Payment of Charges" by FXG to PLU as set forth in Schedule C and its Attachments, the Parties agree that FXG may charge back to such Payment of Charges any garnishments, levies or attachments on the earnings or assets of PLU's business, or other adjustments which FXG is required to make by Applicable Law, and any adjustment which PLU consents to in writing at the time the adjustment is made, and any chargeback that PLU has authorized.

6.	ISP AS A CORPORATE ENTITY AND EMPLOYER

6.1
Registration as Corporate Entity and Employer. PLU represents and warrants that it is a corporation (and not some other form of business, such as a limited liability partnership ("LLP"), limited liability company ("LLC"), limited liability corporation, association, joint-stock company, joint-stock association, or similar entity), incorporated in UT, and that, as such, it is registered as a corporate business entity in good standing and as an employer in the states in which it does business.

PLU agrees that, throughout the Term of this Agreement, it will maintain its registration as a corporate business entity in good standing and as an employer in the states in which PLU provides Services under this Agreement. Upon request, PLU agrees to provide to FXG, or to FXG's designee, documentation showing that its registrations as a corporate business entity in good standing and as an employer have been made and are being maintained.

6.2
Responsibility for Employer-Related Expenses and Legal Compliance. Subject only to the third-party staffing and subcontracting exceptions under Sections 6.5 and Section 7 respectively, PLU agrees to assign only Personnel, including officers and managers, that PLU ensures are treated as employees of PLU in the provision of Services under this Agreement ("PLU Personnel" or "Personnel"). PLU agrees to:

(A)	bear all expenses associated with the training of its Personnel under Schedule I to this Agreement;

(B)
bear all expenses associated with the employment of such persons, including without limitation, wages, salaries, benefits, employment taxes, unemployment insurance, workers compensation coverage, and government mandated disability insurance, and, at the request of FXG, provide proof that these obligations and all related filings with federal, state and local authorities are being met, including but not limited to, collection and payment of withheld taxes and unemployment taxes, the procurement and maintenance of workers' compensation insurance and the satisfaction of any other obligations required by Applicable Law;

(C)
assume sole responsibility for payroll deductions and maintenance of payroll and employment records, and for compliance with Applicable Law, including without limitation, wage payment, final payment of wages, required withholdings from wages, deductions, overtime, and rest and meal periods, and, at the request of FXG, provide evidence of such compliance;

(D)
employ only persons who are legally authorized to work in the United States, maintain an I-9 employment authorization form, if required, for each person utilized, and, at the request of FXG, provide evidence of such compliance;

(E)	comply with Applicable Law and, at the request of FXG, provide evidence of such compliance; and

(F)
upon advance written notice by FXG that is reasonable in the circumstances, PLU agrees to use a payroll vendor to satisfy its obligations under Sections 6.2 (B), (C) and (E) above. The obligations of this Section 6.2(F) shall become effective upon the date set forth in the advance notice, which date may be modified upon further notice that is reasonable in the circumstances.  PLU agrees that the payroll vendor shall be appropriately licensed, accredited and registered in accordance with Applicable Law ("Qualified Payroll Vendor") and provide PLU services and resources that assist in meeting its obligations set forth in Section 6.2 of this Agreement. A listing of Qualified Payroll Vendors will be made available for viewing on MyGroundBiz and may be modified by FXG from time to time.

If this obligation materially affects the reasonable costs incurred by PLU in providing Services, then either Party can request adjustment to Charges, and the Parties agree to negotiate in good faith. PLU agrees to perform under the modified terms in the event that the Parties are not able to reach a mutual agreement. In that event, either Party may pursue the available dispute resolution procedures set forth in this Agreement but only with respect to the issue of whether a Party conferred in good faith as that term is defined herein.

(G)
PLU agrees that neither it nor any of its Personnel, including Personnel as described in Section 6.5, are to be treated as, or considered to be, FXG's employees, directly, indirectly, or jointly, for any purpose, nor is PLU or its Personnel entitled to or eligible for any employee benefits from FXG or any FXG- sponsored benefit plans, even if subsequently reclassified as employees of FXG by a court, agency, or other adjudicative body, under common law or otherwise. Upon request by FXG, PLU agrees to submit documentation from PLU or a third- party vendor, as applicable, to FXG, or to FXG's designee, establishing that all Personnel are treated as employees for all payroll, wage and hour, tax, withholding, insurances, and other purposes under Applicable Law, and that any vendor is appropriately licensed, accredited, and registered in accordance with Applicable Law and/or satisfies the provisions of Section 6.5.

To the extent that PLU utilizes the services of a third-party vendor as described in Sections 6.2 and/or 6.5, PLU agrees to indemnify, defend and hold harmless FXG and its affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all losses and threatened losses resulting from, arising out of, in connection with, or based on allegations whenever made, of any claims (including fines and penalties) relating to the failure (whether by act or omission) of PLU, the vendor, or any of its employees, agents, or subcontractors to comply with Applicable Law.

PLU agrees that an unreasonable failure to produce requested documentation as provided in Sections 6.2 and 6.5 shall constitute a material breach of this Agreement. The Parties agree that this paragraph and the representations set forth in Sections 6.2 and 6.5 shall survive the expiration of this Agreement. The Parties further agree that any obligation created by this Agreement, or any amendment hereto, shall apply to all Personnel, including Personnel provisioned by a third-party.

6.3
Identification of Authorized Officer and Business Contact. PLU agrees to identify from its Personnel an "Authorized Officer" of PLU to deal with FXG on PLU's behalf. PLU agrees that the Authorized Officer is empowered to make binding decisions on behalf of PLU related to modification to the terms of this Agreement, including modifications to the Negotiated Charges agreed to in Schedule C and its Attachments, Termination of this Agreement pursuant to Section 15, Assignment of this Agreement pursuant to Section 17, and modifications to the Contracted Service Area defined in Attachment A-1 to Schedule A of this Agreement.

PLU agrees that it will identify from its Personnel a "Business Contact" for each FXG Station(s) PLU provides services for purposes of administering day-to-day operations under this Agreement, including business results and decisions related to Personnel.

Unless PLU specifies otherwise in writing, PLU agrees that its Authorized Officer will be PLU's Business Contact. PLU agrees that its Business Contact(s) will not also serve as the Business Contact(s) for any other Independent Service Provider under an Independent Service Provider Agreement with FXG. PLU further agrees to make its Business Contact(s) available at mutually convenient times and locations for the purposes of dealing with FXG on matters within the Business Contact's purview.

PLU may change its Authorized Officer and Business Contact designations at any time and agrees to provide FXG with written notice of any such change together with appropriate corporate authorization for a change in PLU's Authorized Officer. FXG designates the Senior Manager of the FXG Station named in Attachment A-1 to Schedule A, or in the event of the Senior Manager's unavailability, his/her designee as its Business Contact for purposes of administering this Agreement, including day-to-day operational dealings.

6.4
ISP Personnel. PLU has sole and complete discretion in the staffing, selection, hiring, training, supervision, assignment, hours and days worked, discipline, termination, compensation, benefits, and all other terms and conditions of employment of its Personnel assigned to provide Services under this Agreement, including conditions expressly agreed to in Section 6.4 and Schedule I, consistent with the terms of this Agreement, PLU's obligation to treat its Personnel as its employees and comply with Applicable Law, and to the condition that PLU's Personnel assigned by it to provide Services under this Agreement not be employed by or under contract with a competitor of FXG. FXG agrees that the owners and officers of PLU have no obligations to personally provide the Services contracted for under this Agreement. The Parties further agree that the agreed upon terms for PLU's Personnel assignment set forth in this Agreement are in their mutual interests, as well as the interests of Customers and the public, for safety, security, and legal compliance.

(A)
PLU agrees that it shall not assign to provide Services under this Agreement any Personnel who cause a breach of Sections 5.4 or 5.5 of Attachment A-2 to Schedule A, including without limitation by making a false certification of fact such as forging a recipient's name or signature as proof of delivery or conveying false Package Tracking Information, e.g., by intentionally applying an incorrect Status Code or Commercial Delivery/Residential Delivery designation or intentionally mis-recording a single Stop (defined in Schedule C) as multiple Stops, or falsifying DOT-related or other official documents.

(B)
The Parties agree that all Personnel assigned by PLU to operate a commercial motor vehicle ("CMV") (defined in Schedule I) while providing Services under this Agreement, will meet the "Safety" and "Background" terms set forth in Schedule I.

(C)
The Parties agree that any other Personnel having the occasion to be in a CMV while operating under this Agreement will meet the terms set forth under the "Non-Driving Personnel" and Background Sections in Schedule I.

(D)	PLU agrees to ensure that its Personnel are trained as provided in this Agreement and under Applicable Law.

(E)
PLU agrees to ensure that Personnel assigned by it to operate a CMV while providing Services under this Agreement are trained in and comply with the "Safety" terms set forth in Section 5 of Schedule I.

(F)
If at any time any PLU Personnel assigned by it to operate a CMV while providing Services under this Agreement no longer meet the terms of Schedule I, PLU agrees to not assign such persons to drive in performing Services. If at any time any PLU Personnel do not meet the terms of Sections 6.2(D) or 6.2(E), or can no longer provide services for reasons related to the Background Section in Schedule I, PLU agrees to not assign such persons to provide any Services under this Agreement.

(G)
If a Customer objects to the presence of any PLU Personnel, or if either FXG or PLU has a reasonable basis to believe that any PLU Personnel pose a risk to the safety or security of business operations or persons affected by such operations under this Agreement, PLU agrees to not assign such persons to provide Services under this Agreement until the complaint or incident has been investigated and resolved. PLU further agrees to cooperate with FXG in any related investigations.

(H)
If at any time FXG has a reasonable basis to believe that PLU Personnel present an imminent threat to safety or security and time is of the essence, PLU agrees that such Personnel will cease providing Services immediately and until the matter has been investigated and resolved. PLU further agrees to cooperate with FXG in any related investigations.

6.5
Third-Party Staffing Agency as a Source of Personnel. In the event of significant and temporary volume increases or other exigent needs, PLU may use the services of third- party vendors, including temporary employee arrangements or temporary staffing agencies (but excluding Professional Employer Organizations ("PEOs"), unless agreed by the Parties) as a source for qualified Personnel to provide Services under this Agreement. To the extent PLU uses a third-party vendor for such services, PLU agrees as follows:

(A)
to remain fully and solely responsible to ensure, and to provide documentation from the vendor demonstrating that any such Personnel are treated as employees for all purposes including, without limitation, those enumerated in Section 6.2 (A)-(E) of this Agreement;

(B)
to ensure that any vendors are appropriately licensed, accredited, and registered in accordance with Applicable Law, including that any such vendors are in good standing and registered as an employer in the states in which they operate and/or conduct business, provide workers' compensation coverage and unemployment insurance to Personnel, and comply with payroll, tax, withholding, insurance, and other requirements under Applicable Law;

(C)
to use only vendors that are in the business of providing personnel or temporary staffing, and that are members of and adhere to the standards of the American Staffing Association, or are members of another staffing organization with equivalent standards and the vendor can demonstrate that it adheres to a code of ethics and good practices of the organization, as agreed to by PLU and FXG;

(D)	to not use any vendor that is a party to an Independent Service Provider Agreement or Transportation Service Provider Agreement with FXG; and,

(E)
upon request of FXG, to provide the name of the vendor, proof of registration of the vendor with all required state agencies as applicable, and proof of workers' compensation coverage covering Personnel provided by the vendor.

6.6	Appearance of PLU Personnel.

(A)
General. PLU agrees to ensure that Personnel assigned by it to visit Customer premises have an appearance consistent with reasonable Customer expectations and avoid wearing any items that pose a safety hazard. PLU has discretion, subject to Customer requests or complaints and consistent with this Agreement, to ensure that these general appearance terms are met. To ensure the access necessary for Customer service, PLU agrees that PLU Personnel will wear and visibly display an identification badge provided by FXG while providing Services under this Agreement and to ensure that any identification badges provided to PLU Personnel will be returned to FXG when PLU Personnel are no longer providing Services under this Agreement. Additionally, PLU agrees to ensure that PLU Personnel obtain and abide by any government- and/or Customer-mandated badge, identification and clearance requirements.

(B)
Business Identification Display; Apparel. Consistent with PLU's status as a corporation, PLU agrees to display the name of its business on apparel worn by its Personnel while providing Services under this Agreement in accordance with identification and display terms posted on MyGroundBizAccount, which are incorporated herein by reference.

(C)
Optional Apparel Brand Promotion. The Parties agree that PLU's Personnel need not wear FXG designated apparel when providing the Services, unless PLU has negotiated an Apparel Brand Promotion Charge in Schedule C of this Agreement.

6.7
PLU Personnel as Business Invitees. In the mutual interests of safety and security, PLU agrees that PLU Personnel will be subject to the same posted standards as other business invitees while on FXG premises and when operating a CMV used by PLU to provide Services, including posted standards prohibiting any form of violence, harassment, or possession of firearms and weapons.

7.	SUBCONTRACTING

7.1
Subcontracting Generally. PLU may subcontract its obligations to provide Services under this Agreement to any Independent Service Provider under an Independent Service Provider Agreement with FXG ("Subcontractor"). The parties further agree that the term subcontracting as used in this Agreement includes any transfer or re-direction of packages under a separate agreement, including when PLU is the named party to both agreements, which transfer or re-direction is both temporary in duration and limited in scope. Notwithstanding anything to the contrary in this Section 7.1, PLU agrees (a) not to directly or indirectly subcontract, assign or otherwise delegate its obligations under this Agreement to any third party that is not providing Services to FXG under an effective Independent Service Provider Agreement with FXG, or another agreement with FXG covering the same subject matter and for the same purpose, unless FXG agrees in advance in writing, and (b) not to subcontract for the purpose of manipulating the amount of charges (defined in Schedule C and Schedule K) or other compensation for services payable under an agreement.

7.2
Responsibility for Subcontractors. PLU will remain responsible for each Subcontractor's provision of (or failure to provide) the Services as if and to the same extent that such Services are provided by PLU. PLU agrees that FXG will pay the Subcontractor for the work performed in accordance with any agreement FXG has with the Subcontractor.

7.3
Responsibilities as a Subcontractor. When subcontracting Services or providing Services as a Subcontractor, PLU agrees to ensure that Customers' schedules, expectations and requirements for pickup and delivery are met. If PLU provides Services as a Subcontractor, PLU further agrees to provide the pickup and delivery of packages, together with any accompanying forms or documentation, to the appropriate station in time to meet the original service commitments for the packages and consistent with terms of this Agreement.  PLU also agrees that its daily Inbound Local Service will be calculated under Section 5.2 of Attachment A-2 to Schedule A to include the subcontracted Services.

8.	LEASED EQUIPMENT

8.1
Lease and Use of Equipment. Pursuant to the DOT regulations at 49 CFR Part 376 ("Leasing Regulations"), PLU agrees to lease to FXG the CMVs listed in Schedule B ("Equipment") and to utilize the Equipment for the provision of the Services. FXG agrees to issue to PLU a "Statement of Lease" showing that the Equipment is leased to FXG. PLU agrees to ensure that the Statement of Lease is carried on the Equipment at all times or maintained otherwise in accordance with Applicable Law. PLU further agrees that the Statement of Lease shall constitute the receipt for the Equipment required by the Leasing Regulations.

8.2
Title to and Registration of Equipment. PLU represents and warrants that PLU has title to or is otherwise authorized to contract the Equipment to FXG, that the Equipment is properly titled and registered, that any charges, fees, taxes and the like in connection with titling and registration have been paid, including any associated with PLU's participation in the International Registration Plan, and that the information in Schedule B is complete and accurate. PLU also certifies that the Equipment meets the requirements of Applicable Law.

8.3
Selection, Replacement, Addition and Rental Equipment. Except as agreed by the Parties, the selection (including number and cargo capacity), replacement and addition of Equipment are within the discretion of PLU, provided that the Equipment (1) consists of tractors, cargo vans, straight trucks or trailers pulled by cargo vans or straight trucks, (2) is white in color with bed heights that are flush with the conveyor walkways or other access to the load/unload positions in the FXG Station, and (3) is of a size that allows for closure of exterior FXG Station doors and maneuverability within the FXG Station. PLU may add or substitute for Equipment on a temporary basis, not to exceed thirty days, provided the Equipment is rented from an entity authorized to lease vehicles in the state or leased to FXG ("Rental Equipment"). PLU agrees to carry the rental agreement on the Rental Equipment at all times and, upon request by FXG, to demonstrate the existence of its rental agreement. PLU agrees that the Rental Equipment will meet all DOT requirements set forth in 49 CFR Part 393 and other safety requirements imposed by Applicable Law.

Upon advance written notice to PLU that is reasonable in the circumstances, PLU agrees to lease to FXG any Rental Equipment listed in a Rental Attachment to Schedule B and to use the Rental Equipment for the provision of Services. Pursuant to Section 8.1, FXG agrees to issue to PLU a Statement of Lease showing that the Rental Equipment is leased to FXG. PLU agrees to ensure that the Statement of Lease is carried on Rental Equipment at all times or otherwise maintained in accordance with Applicable Law. PLU further agrees that the Statement of Lease shall constitute the receipt for the Rental Equipment required by the Leasing Regulations.

8.4	Appearance and Identification of Equipment.

(A)
General. Subject to Customer requests or complaints and agreement by the Parties, PLU has the discretion to ensure that the Equipment has an appearance consistent with reasonable Customer expectations and be free of extraneous markings. During the operation of the Equipment for the provision of the Services, PLU agrees to mark all Equipment with identification consisting of a designated unit number and other such identifying logos, numbers, marks and insignia as are required under Applicable Law, including 49 CFR Part 390. When Equipment is withdrawn from providing Services, or upon termination of this Agreement, PLU agrees to remove any identification applied pursuant to either this Section 8.4(A) or Section 8.4(B) below, and to remove or mask all such identification while operating the Equipment for any purpose other than providing the Services.

(B)
Business Identification Display; Vehicle. Consistent with PLU's status as a corporation, PLU agrees to display the name of its business on the Equipment while providing Services under this Agreement in accordance with the identification and display terms posted on MyGroundBiz, which are incorporated herein by reference.

(C)
Optional Vehicle Brand Promotion. The Parties agree that PLU need not display FXG logos on its vehicles (aside from government-required carrier identification) when providing the Services, unless PLU has negotiated an Optional Vehicle Brand Promotion Charge in Schedule C of this Agreement.

8.5	Equipment Maintenance and Inspection.

(A)
Equipment Maintenance and Inspection. Regardless of the size or weight of the Equipment being used by PLU to provide Services under this Agreement, PLU agrees, at PLU's expense, to have the Equipment maintained and inspected in accordance with the standards specified in 49 CFR Parts 393 and 396. This includes ensuring that the annual vehicle inspection required by 49 CFR Part 396 is performed for all Equipment used to provide Services, regardless of its size or weight and that all PLU Personnel assigned by it to operate Equipment used to provide Services under this Agreement are trained to conduct pre-trip and post- trip inspections consistent with USDOT-prescribed requirements for such inspections.

(B)
Proof of Timely Maintenance and Inspection.  PLU agrees to provide FXG with documentation of timely maintenance and inspection of the Equipment in accordance with the systematic and periodic mandatory vehicle maintenance and inspection regulations required by Applicable Law, including but not limited to 49 CFR Part 396. The Parties agree that the periodic maintenance schedule recommended by the Equipment manufacturer will be deemed to meet the maintenance obligations of this Section 8, absent specific federal, state or municipal regulations to the contrary.

(C)
Equipment Failing to Meet Regulatory Standards. In the event an inspection of the Equipment, as authorized by 49 CFR Part 396, reveals that the Equipment is not in compliance with applicable safety regulations, PLU agrees to remove the Equipment from service to FXG until the Equipment is brought into compliance.

8.6	Equipment-Related Operating Expenses.

(A)
PLU Responsibility for Operating Expenses.  PLU agrees to bear all costs and expenses related to operation of the CMV, whether empty or loaded, including, without limitation, all risks of depreciation, all maintenance (including cleaning and washing), fuel, oil, tires, repairs, business taxes, consumption and sales taxes, personal property taxes, ad valorem taxes, fuel and road-use taxes, ton-mile taxes, insurance coverage as provided herein, detention and accessorial services, licenses, permits, vehicle inspection fees, vehicle registration renewal fees, base plates, and all highway, bridge and ferry tolls. PLU is responsible for and will pay all PLU's expenses related to the loading or unloading of the Equipment or Rental Equipment, unless FXG agrees to perform the loading or unloading of the Equipment or Rental Equipment on any Service Day. PLU acknowledges that the amount of Charges for the anticipated, but not guaranteed, amount of the Services under this Agreement is intended to fairly compensate PLU for all such incurred operating costs, and that PLU is responsible for payment of all its operating costs.

(B)
PLU Responsibility for Fines. PLU agrees to pay all fines, including parking and traffic fines and penalties, imposed for violation of Applicable Law or by the DOT where such violation results from the acts or omissions of PLU or Personnel assigned by it to operate a CMV while providing Services under this Agreement. Except when the violation results, in whole or part, from the acts or omissions of PLU or the Personnel assigned by it to operate a CMV while providing Services under this Agreement, FXG will assume the risks and costs of fines for overweight or oversize loads when trailers are preloaded and sealed by FXG, when loads are containerized, when oversized or overweight loads are improperly permitted, or when the trailer or lading is otherwise outside of PLU's control.

(C)
PLU Responsibility for Obtaining Operating Authority. Without limiting Section 8.6(A), if, at any time during the Term, applicable state regulations require PLU to obtain intrastate operating authority, PLU agrees, at its own expense, to acquire and maintain such operating authority and to cooperate with FXG in altering the arrangements set forth in this Agreement to the extent necessary to ensure compliance by PLU and FXG with any such state regulations, practices and procedures.

8.7
Fuel Tax Reporting for Certain Vehicles. PLU agrees to report and pay any fuel tax liability in connection with operation of the Equipment directly to the states in which PLU operates. In the event FXG is audited in connection with its fuel tax liability to any jurisdiction, PLU agrees upon request to provide to FXG, or to FXG's designee, a copy of any fuel tax returns filed by PLU, together with supporting documentation, that report any fuel consumption in connection with the Services performed by PLU.

8.8
Compliance with Leasing Regulations. The purpose of this Section 8.8 is to conform this Agreement to the Leasing Regulations. As set forth in 49 CFR Part 376.12(c)(4), nothing in the provisions required by 49 CFR Part 376 is intended by the Parties to affect PLU's status as an independent business and its Personnel are not employees of FXG, directly, indirectly or jointly.

(A)
Use by FXG. In accordance with the Leasing Regulations, 49 CFR Part 376 et seq., the Equipment or Rental Equipment will be for FXG's exclusive possession, control, and use when PLU is providing Services under this Agreement. FXG will assume complete responsibility for the operation of the Equipment for the duration of this Agreement, or Rental Equipment as applicable, as required by 49 CFR Part 376. While the Equipment or Rental Equipment is on FXG premises, PLU agrees that FXG will have access to the cargo areas of the Equipment or Rental Equipment for the purpose of accurately and safely scanning, loading, and unloading packages. Notwithstanding the provisions of this Section 8.8(A), FXG will have no right or authority, without the consent of PLU, to operate the Equipment or Rental Equipment for any purpose.

(B)
Use by PLU. PLU may, in its sole discretion, use the Equipment or Rental Equipment for other commercial or personal purposes, provided that during such times, PLU removes or covers FXG's DOT number and all logos, marks and insignia identifying FXG, and provided further that such use is in compliance with 49 CFR Part 376.

8.9
Vehicle Mileage Reporting. To ensure the accuracy of any compliance reporting obligations of the Parties or calculation of the Charges payable to PLU which is based in whole or in part on the mileage of PLU vehicle(s), PLU agrees to report actual mileage based on the vehicle's original equipment manufacturer ("OEM") odometer. PLU agrees to provide actual mileage reporting for each day that the Equipment or Rental Equipment is operated by Personnel assigned by PLU to provide services under this Agreement. If the vehicle's odometer is repaired or replaced, or if another device which has been mutually agreed upon by PLU and FXG for reporting mileage is utilized, PLU agrees that such device's accuracy shall be at least equivalent to the vehicle's OEM odometer. PLU agrees to accurately track and report the actual mileage of the Equipment or Rental Equipment incurred while providing Services under this Agreement to FXG.

9.	FACILITIES, SCANNERS AND SOFTWARE

9.1	Lease or Purchase from FXG. PLU will not be required to purchase, lease or rent any products, equipment, or services from FXG as a condition to entering into or complying with this Agreement.

9.2
FXG Software; Scanner Equipment. PLU agrees to use FXG-provided software, including updates to and new versions of such software that are provided by FXG ("FXG Software"), and two-way, cellular/satellite communications devices and certain associated equipment that FXG has certified as compatible with the FXG Software ("Scanners") to interface with FXG's systems and collect and transmit Package Tracking Information as defined herein. The Parties acknowledge that the collection and transmission of such Package Tracking Information is part of the Services for which Customers pay, and PLU agrees to exclusively use the FXG Software to provide such Services under this Agreement. PLU agrees, at PLU's expense, to acquire and utilize FXG-certified compatible Scanners in sufficient quantity to provide the Services. FXG shall post on MyGroundBiz a list of FXG-certified compatible Scanners, which list is incorporated herein by reference. If FXG removes devices and associated equipment from the list of FXG-certified compatible, FXG agrees to provide advance notice of the update, and PLU agrees to ensure all Scanners used to provide the Services are on the updated list of FXG-certified compatible Scanners within the timeframe referenced in the notice, which shall be reasonable under the circumstances.

With respect to the Scanners PLU utilizes to provide Services under this Agreement, PLU further agrees to: (1) ensure that the current version of the FXG Software is installed, updated, and maintained on the Scanners; (2) grant FXG permission to access and retrieve data from the Scanners in the event of a Scanner or transmission failure; (3) grant FXG permission to access the Scanners to update or provide new versions of the FXG Software without notice to PLU; (4) keep the Scanners free of any software applications that may conflict with the operation of the FXG Software; (5) ensure the Scanners have active SIM cards, data service, and cellular and global positioning system (GPS) radios enabled at all times when providing Services under this Agreement; (6) ensure that device blocking safety and compliance features of the FXG Software remain enabled at all times when providing Services under this Agreement; (7) ensure transmission of collected Package Tracking Information to FXG on a daily basis or at more frequent times requested by FXG to meet Customer expectations; and (8) maintain Scanner appearance and functionality consistent with Customer expectations.

FXG agrees to make available to PLU contact information for third-party Scanner suppliers that FXG has authorized to install, update and maintain the current version of the FXG Software.

9.3
FXG Station Facilities; Information for Purposes of Loading of Equipment. The FXG Station will be made available to PLU during normal business hours on an "as is, where is" basis, with no warranties whatsoever, provided PLU shall not interfere with FXG's use of the FXG Station. FXG agrees to make available to PLU the negotiated number of load/unload positions set forth in Attachment A-1 to Schedule A. PLU will be responsible for providing all other facilities and support it needs to provide the Services.

For the purpose of loading, or staging for loading, packages into the Equipment or Rental Equipment, PLU agrees to provide any information requested by FXG related to delivery work area configuration, route design, delivery sequencing, and type and number of equipment. The requested information shall be provided in the format and by the electronic or other mode of transmission designated by FXG.

9.4
FXG Software License. At no charge, FXG grants to PLU, to the extent permitted under and subject to the restrictions set forth in any applicable third-party agreements, a non- exclusive, non-transferable, limited right to access and use, solely for the purposes of providing the Services, the FXG Software and any data or reports generated therefrom. The rights granted to PLU hereunder will automatically expire effective as of the date PLU ceases, for any reason, to provide the Services. PLU agrees to use the FXG Software to provide Services, including to collect and transmit all required Package Tracking Information as set forth herein. As between FXG and PLU, except as expressly set forth herein, all right, title and interest in and to the FXG Software and any data or reports generated therefrom will remain the exclusive property of FXG or its licensor, and PLU agrees not to alter or otherwise use the FXG Software for unauthorized purposes.

9.5
FXG-Hosted Products. From time to time, FXG may make available for use on the Scanners that PLU provides additional FXG or third-party software, databases, products, or services (collectively, "FXG-Hosted Products"). FXG grants to PLU, to the extent permitted under and subject to the restrictions set forth in any applicable third-party agreements, a non-exclusive, non-transferable, limited right to access and use, solely for the purpose of providing the Services, the FXG-Hosted Products and any data or reports generated therefrom. The rights granted to PLU hereunder will automatically expire effective as of the date PLU ceases, for any reason, to provide the Services. As between FXG and PLU, except as expressly set forth herein, all right, title and interest in and to the FXG-Hosted Products and any data or reports generated therefrom will remain the exclusive property of FXG or its licensor, and PLU agrees not to alter or otherwise use the FXG-Hosted Products for unauthorized purposes.

9.6
FXG Data. All right, title and interest in and to data and information accessed through, created in the use of, or made available in connection with the use of the Scanners by PLU or its Personnel and the provision of Services, including Package Tracking Information and information made available through or by the FXG Software and FXG- Hosted Products, and GPS Data, as defined herein (collectively, "FXG Data"), will remain the exclusive property of FXG and/or its licensor(s). Except as otherwise set forth herein, no right in or to FXG Data is granted, transferred, or assigned to PLU.

9.7
Data Security and Privacy. To the extent that PLU or its Personnel, vendors or agents, have access to FXG Data, PLU agrees to take reasonable measures to ensure appropriate level of security of that data, including but not limited to not permitting any third-party, other than individuals PLU assigns to provide Service in accordance with this Agreement or individuals required by law to access or process FXG Data and notifying FXG promptly, but not more than 24 hours, after a data security or data access breach is discovered. PLU acknowledges and agrees that it is solely responsible to comply with Applicable Law and obtain consent, as required by Applicable Law, from its Personnel for use or processing of its Personnel's personal information, personally identifiable information, and sensitive data (collectively, "Personnel Data") collected in accordance with the terms of this Agreement. PLU shall not sell any Personnel Data collected in accordance with the terms of this Agreement.

9.8
Available Technology; Terms and Conditions of Use; Limitation of Liability. PLU acknowledges that any other facilities, software, systems, technologies, and data that FXG makes available at no charge for PLU's use in connection with the provision of Services under this Agreement ("Available Technology"), including but not limited to the FXG Software, FXG-Hosted Products, FXG Data, MyGroundBiz, and applications accessed through MyGroundBiz or with FXG-provided credentials, are provided on an "AS IS" basis and may be subject to terms and conditions of use, including limitations of liability ("Technology Terms and Conditions of Use"). Technology Terms and Conditions of Use, which FXG may amend from time to time, are set forth on MyGroundBiz and are incorporated herein by reference. PLU agrees to review the Technology Terms and Conditions of Use on MyGroundBiz from time to time throughout the duration of this Agreement. Unless otherwise stated in the applicable Technology Terms and Conditions of Use, PLU's sole and exclusive remedy against FXG with regard to any defect, outage, claim, or other dispute relating to any Available Technology is to cease use of the same.

10.	CONFIDENTIAL INFORMATION, MEDIA & PUBLICATION, & TRADEMARK USE AND PROTECTION

10.1
Confidential Information Defined. As used in this Agreement, "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one Party to the other Party that is either marked confidential or should reasonably be understood by the receiving Party to be confidential.

(A)
Information Included. The term Confidential Information will include any non- public information about the other Party, the other Party's business, the other Party's business prospects, including but not limited to, financial statements and documents, business and marketing plans, proprietary information, trade secrets, copyrights and copyrighted matter, computer software, specifications, systems hardware, concepts, pricing, performance features, patentable and patented inventions, intellectual property, source object codes, and information supplied to FXG by its vendors, suppliers and Customers, and any other non-public information provided to a Party by the other Party.

(B)
Information Excluded. Confidential Information does not include any information which a Party can demonstrate (1) was in the public domain or in the possession of the receiving Party at time of disclosure, (2) became part of the public domain after disclosure through no fault of the receiving Party, (3) was disclosed to the receiving Party by a third party that had a lawful right to disclose it, or (4) was independently developed by the receiving Party.

(C)
Use of Confidential Information. Neither Party may use the Confidential Information of the other Party, except as required for the purposes of this Agreement, nor disclose the other Party's Confidential Information to a third party.

(D)
Standard of Care. Each Party shall use at least the same degree of care it uses to avoid unauthorized disclosure of its own information, but in any event, at least reasonable care to prevent disclosure to third parties.

(E)
Notification of Disclosure. In the event of any disclosure of, loss of, or inability to account for any Confidential Information of the furnishing Party, the receiving Party will promptly notify the furnishing Party upon becoming aware of it and take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation and any damage resulting from it. Each Party agrees to provide the other with prompt notice of any discovery request or subpoena seeking Confidential Information of the other Party, and in no event shall provide less than one week's notice prior to responding to the discovery request or subpoena.

10.2
No Authorization for Publication & Media. PLU acknowledges and agrees that its Personnel, agents, and representatives are not authorized to communicate to the media or otherwise publish comments or information on behalf of, or concerning, FXG or affiliated companies ("FedEx") without the prior written consent of FXG. PLU agrees to ensure that its Personnel, agents, and representatives refrain from such activity, to take affirmative action to prevent or correct it, and to direct any media inquiries seeking comment or information from FXG to the FXG Corporate Communications department. PLU acknowledges and agrees that its Personnel, agents, and representatives shall not publicly disseminate content that is materially false in connection with this Agreement or that wrongfully disparages the services, brand, or reputation of FedEx or Customers.

10.3
FXG Trademark Use and Protection. All trademarks, trade names, service marks, logos and similar indicia used by FXG to identify itself, e.g., "FedEx Ground" and logo ("FXG Marks"), whether or not registered, will remain the sole and exclusive property of FXG's related company, Federal Express Corporation, as such term is defined in the Lanham Act, which owns the rights, title and interest therein. Federal Express Corporation has granted FXG the right to use and sublicense use of the FXG Marks.

FXG hereby grants a revocable sublicense to PLU to use the FXG Marks on a non- exclusive, non-transferable, limited basis, solely in a manner as approved and directed by FXG from time to time, and solely for the purposes of providing the Services. Any rights licensed to PLU hereunder will automatically expire effective as of the date upon which PLU ceases, for any reason, to provide the Services, or as may otherwise be directed by FXG, following which, PLU agrees to immediately cease using the FXG Marks in any manner. PLU will not, at any time, claim any right, title or interest in FXG Marks or any indicia similar thereto or challenge the ownership of the FXG Marks in any manner, in whole or in part. PLU acknowledges that all use of FXG Marks by PLU and the goodwill generated thereby will inure to the benefit of Federal Express Corporation pursuant to the Lanham Act. PLU will not use, and will keep its employees, agents, and subcontractors from using the FXG Marks, and any other reference to or indicia of FXG, its parent or affiliate companies, and any similar indicia thereto, whether registered or not, in any oral or written communication to or for any third-party, including without limitation any sales, marketing, promotional, advertising, media and other communicative materials, activities and items (e.g., signage, vehicle livery, etc.) without the prior written consent of FXG, which may be withheld or, upon reasonable notice, revoked at FXG's sole discretion.

11.	INSURANCE COVERAGE

The Insurance coverages the Parties have agreed to provide are set forth in Schedule L ("Insurance and Indemnification") of this Agreement.

12.	REPRESENTATIONS AND WARRANTIES

12.1	Corporate Authorization. Each signatory represents and warrants to the other that:

(A)	He/she has the requisite power and authority to enter into this Agreement for the business entity on whose behalf the signatory executes this Agreement; and

(B)
The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite formal business governance action on the part of the Party on whose behalf the signatory executes this Agreement.

12.2
Disclaimer. OTHER THAN AS PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PLU HAS NOT RECEIVED OR RELIED UPON ANY PROMISE OR GUARANTY, EXPRESS OR IMPLIED, ABOUT THE REVENUES, PROFITS OR SUCCESS OF THE UNDERTAKINGS CONTEMPLATED BY THIS AGREEMENT.

13.
WAIVER; DISCLAIMER OF LIABILITY; AND LIMITATION OF LIABILITY EXCEPT WITH RESPECT TO CLAIMS OF INDEMNITY (AS SET FORTH IN THIS AGREEMENT) AND DATA SECURITY AND PRIVACY (AS SET FORTH IN SECTION 9.7 OF THIS AGREEMENT), IN NO EVENT SHALL A PARTY BE LIABLE FOR, AND HEREBY WAIVES, ANY CLAIMS FOR OR INVOLVING, THE FOLLOWING TYPES OF MONETARY DAMAGES: INDIRECT, CONSEQUENTIAL, DIMINISHED OR LOST BUSINESS VALUE, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES.

THIS WAIVER, DISCLAIMER AND LIMITATION OF LIABILITY FOR MONETARY DAMAGES SHALL APPLY TO ALL CLAIMS, WHETHER ARISING FROM OR RELATING TO BREACH OF CONTRACT OR WARRANTY, TORT (INCLUDING ALLEGED NEGLIGENCE OR STRICT LIABILITY, WHETHER STATUTORY OR IN COMMON LAW), VIOLATION OF APPLICABLE LAW (AS DEFINED IN THIS AGREEMENT), OR FOR ANY OTHER CLAIM, REGARDLESS OF HOW IT IS CHARACTERIZED, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, AND REGARDLESS OF WHETHER DAMAGES OR HARMS ARE FORESEEABLE OR THE PARTY SEEKING DAMAGES OR OTHER RELIEF HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR OTHER HARMS.

IN THE EVENT OF ANY ADJUDICATION FINDING FXG LIABLE FOR A BREACH OF, OR CLAIM ARISING OUT OF, SECTION 15.3 OF THIS AGREEMENT, THE PARTIES AGREE THAT THE FOLLOWING WILL BE PLU'S SOLE AND EXCLUSIVE REMEDY: ANY DAMAGES OR OTHER RELIEF AWARDED SHALL BE NO GREATER THAN WHAT PLU'S NET EARNINGS (AS DEFINED BELOW), IF ANY, WOULD HAVE BEEN DURING THE PERIOD BETWEEN THE DATE THIS AGREEMENT IS TERMINATED AND THE LAST DAY OF THE TERM OF THIS AGREEMENT.

IN THE EVENT OF ANY ADJUDICATION FINDING FXG LIABLE FOR ANY DISPUTE OTHER THAN A BREACH OR CLAIM ARISING OUT OF SECTION 15.3 OF THIS AGREEMENT, THE PARTIES AGREE THAT THE FOLLOWING WILL BE PLU'S SOLE AND EXCLUSIVE REMEDY: ANY DAMAGES OR OTHER RELIEF AWARDED SHALL BE NO GREATER THAN WHAT PLU'S NET EARNINGS (AS DEFINED BELOW), IF ANY, WOULD HAVE BEEN DURING THE PERIOD BETWEEN THE DATE OF THE BREACH, OR WHEN THE DISPUTE OR CLAIM AROSE, AND THE LAST DAY OF THE TERM OF THIS AGREEMENT.

NET EARNINGS SHALL BE CALCULATED BY SUBTRACTING ALL REASONABLE EXPENSES BORNE, OR THAT WOULD HAVE BEEN BORNE, BY PLU PURSUANT TO THIS AGREEMENT FOR THAT APPLICABLE TIME PERIOD FROM THE GROSS CONTRACT COMPENSATION AMOUNT PAYABLE BY FXG PURSUANT TO THIS AGREEMENT FOR THE APPLICABLE TIME PERIOD. EACH PARTY SHALL HAVE A DUTY TO MITIGATE DAMAGES FOR WHICH THE OTHER PARTY IS RESPONSIBLE.

14.	INDEMNIFICATION

The respective indemnities that the Parties have agreed to provide are set forth in Schedule L ("Insurance and Indemnification") of this Agreement.

15.	TERMINATION

15.1
Termination by Mutual Agreement. The Parties may mutually agree to terminate this Agreement without cause at any time during its Term. The agreement to terminate (1) will be in writing, (2) will be signed by both Parties and (3) will specify the effective date of the termination ("Termination Date").

15.2	Termination for Changed Circumstances.

(A)
Change in Relationship. Either Party may terminate this Agreement in the event of a determination by a court, agency, or other competent authority that the relationship between FXG and PLU is contrary to the intention of the Parties as set forth in Section 1.2.

(B)
Substantial Reduction in Business. Either Party may terminate this Agreement by giving the other Party at least thirty days' prior written notice designating the Termination Date, in the event that FXG has a substantial reduction in business, or elects to cease doing business, in all or substantially all of a Business Segment or in the Contracted Service Area.

(C)
Declaration of Bankruptcy. Either Party may terminate this Agreement in the event the other Party is declared to be insolvent or bankrupt by a court, agency, or other adjudicative body in any jurisdiction.

15.3
Termination for Cause by Either Party. Subject to Section 15.2, neither Party can unilaterally terminate this Agreement at will. Any breach of this Agreement by either Party that is not cured to the other Party's satisfaction within seven days of written notice (including but not limited to, by remedying the breach, if possible, and demonstrably taking steps to ensure that similar breaches will not occur) warrants immediate termination of this Agreement upon notice by the terminating Party, provided that FXG may proceed at its election to mitigate its damages by exercising its Right to Ensure Service. Termination shall discharge each Party's obligations under this Agreement, except for any obligation that survives the termination or end of this Agreement as set forth in this Agreement.

The Parties further agree that, for any of the following breaches, a Party shall have no opportunity or right to cure, and upon giving notice, the terminating Party shall have the right to immediately terminate this Agreement: (1) an act of either Party, including an officer, owner, or agent of the Party, that is inconsistent with the honesty and integrity and compliance with Applicable Law requirements of Section 5.5 of Attachment A-2 to Schedule A and Section 1.3 of this Agreement (and the Parties agree that a breach by PLU, including an officer, owner, or manager of PLU of the honesty and integrity and compliance with Applicable Law provisions of any Agreement between the Parties shall be cause to terminate this Agreement); (2) the failure of FXG to pay in accordance with Schedule C and its attachments and Schedule G, or the failure of PLU to pay any agreed to chargeback or adjustment in accordance with Section 5; (3) the failure of PLU to register, or maintain registration, as a corporate entity and employer under Section 6.1;(4) the failure of PLU to properly report employees under Section 6.2; (5) the failure of either Party or its agents, to comply and ensure compliance with posted standards prohibiting any form of violence, harassment or possession of firearms and weapons under Section 6.7 or Section 5.5 of Attachment A-2 to Schedule A; (6) the failure of either Party to maintain required insurance coverage under Section 11; (7) breach by either Party of the assignment provisions of Section 17; (8) the failure of PLU to take reasonable care to ensure safe operations and regulatory compliance in accordance with Schedule I; (9) an imminent disruption to a substantial volume of service where either Party fails to provide prompt and adequate assurance of performance upon request by the other Party; and (10) any breach or breaches that constitute material breach, whether similar or dissimilar to the breaches listed above.

15.4
Extension of Expiration or Termination Date. The Parties acknowledge that this Agreement has no provision for renewal or automatic renewal and further acknowledge that there is no express or implied obligation upon either Party to enter into a subsequent agreement for the Services upon the expiration of this Agreement. However, if the Parties agree in writing, either the Expiration Date or the Termination Date of this Agreement may be extended in weekly increments one or more times not to exceed fifty- two weeks in total ("Extension Period") beyond the original Expiration Date or Termination Date. No oral agreement to extend this Agreement will be effective. The level of Charges at the Termination Date or Expiration Date will continue in effect through any Extension Period.

15.5
PLU's Obligations Upon Termination. Upon termination of this Agreement for any reason, PLU agrees promptly to return to the FXG Station any packages, documents, trailers, dollies or other FXG property. PLU will also remove and return or permanently mask (such as by painting over) all FXG vehicle identification and marks from the Equipment. PLU acknowledges and agrees that payment of final charges is contingent upon receipt by FXG of evidence that all such identification has been removed or permanently masked.

16.	DISPUTE RESOLUTION

16.1
Dispute Resolution Procedure. The Parties agree that "Dispute" includes any dispute, claim or controversy between the Parties arising out of or relating in any way to this Agreement and/or the relationship between the Parties resulting from this Agreement, either directly or indirectly, including without limitation with respect to the interpretation of any provision of this Agreement, the performance by either Party, the treatment by one Party of the other, and/or the termination of this Agreement, whether in contract or in tort, or for damages or equitable remedies of whatever kind, and whether arising pursuant to a statute, regulation, at common law, in equity or otherwise. The Parties agree that the joinder or intervention obligation set forth in Schedule L of this Agreement is not subject to Sections 16.1, 16.2, 16.3 or 16.5 of this Dispute Resolution provision.

16.2
Optional Informal Dispute Resolution. The Parties may notify each other of any Dispute. FXG agrees to notify PLU of a Dispute in writing. PLU agrees to notify FXG of a Dispute via the FedEx Alert Line (1-866-423-3339) or by writing directed to the FXG Station or district management, or FXG Business Development Solutions. Within a reasonable period of time following receipt of notice, FXG and PLU's Authorized Officer or Business Contact will meet informally, either in person or by telephone, to attempt to resolve the Dispute in good faith.

16.3
Arbitration. In their mutual interest to resolve Disputes promptly and efficiently, the Parties have elected to abide by the following mandatory arbitration provisions, the class waiver provision, and the Arbitration Procedures in Section 16.5. The Parties agree that any Dispute, including without limitation the scope or applicability of this agreement to arbitrate, shall be determined by final binding arbitration. The Parties agree that the arbitrator shall have exclusive authority to resolve any Disputes including, without limitation, the formation, existence, validity, enforceability, interpretation, or scope of this agreement to arbitrate. No suit at law or in equity based on any Dispute or controversy shall be instituted by either Party hereto, other than a suit to confirm, enforce, vacate, modify or correct the award of the arbitrator as provided by Applicable Law. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A COURT TRIAL AND TRIAL BY JURY IS OF VALUE. BY SIGNING THIS AGREEMENT, THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVE SUCH RIGHT FOR ANY DISPUTE AND AGREE THAT THE TERMS OF THIS AGREEMENT TO ARBITRATE APPLY TO ANY DISPUTE.

16.4
Class Action Waiver for Arbitration and Civil Litigation. The Parties unconditionally agree that all Disputes and claims that accrued or arose on or after the effective date of this Agreement are subject to arbitration pursuant to this Section 16 and will be brought in a Party's individual capacity, and not as a plaintiff or class member in any purported class representative, multi-party, multi-claimant, or other consolidated proceeding. There shall be no right or authority for any claims to be arbitrated on a class representative, multi- party, or multi-claimant, or consolidated basis, regardless of forum. Absent the agreement of the Parties, the arbitrator may not consolidate more than one Party's claims or more than one matter and may not otherwise preside over any form of a representative class, multi-party, or multi-claimant proceeding. Notwithstanding Section 18.6 of this Agreement, if the class action waiver set forth above is deemed unenforceable for any reason, the agreement to arbitrate set forth in Section 16.3 of this Agreement shall have no force or effect for those claims being sought in the class action. Further, if the agreement to arbitrate set forth in Section 16.3 of this Agreement is deemed unenforceable for any reason, this class action waiver shall remain in full force and effect and, to the extent permitted by Applicable Law, there shall be no right or authority to litigate any claims on a class representative, multi-party, or multi-claimant, or other consolidated basis. Each Party agrees that the joinder or consolidation of any action commenced in respect of a Dispute is not permitted and further agrees it will not request, and will oppose, any such joinder or consolidation. Each Party also agrees not to commence or participate in any class action, either as a representative plaintiff or as a member of a plaintiff class and will opt out of any such class action if it involves, directly or indirectly, any Dispute.

16.5	Arbitration Procedures.

(A)
Commencement of Arbitration. An Arbitration demand must be filed with either American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services ("JAMS") within one year of when the Party commencing arbitration knew, or in the exercise of reasonable diligence should have known, of the act or omission giving rise to the Dispute. Participation in Optional Informal Dispute Resolution shall not toll or otherwise extend the one-year period to commence Arbitration. FAILURE TO FILE A DEMAND FOR ARBITRATION THROUGH AAA OR JAMS IN WRITING WITHIN THIS ONE-YEAR PERIOD WILL CONSTITUTE AN ABSOLUTE BAR TO THE INSTITUTION OF ANY PROCEEDINGS AND A WAIVER OF ALL CLAIMS. Except as expressly modified in this Section 16.5, the Arbitration shall be administered pursuant to AAA's Commercial Arbitration Rules if AAA has been selected, or, if JAMS has been selected, the JAMS Comprehensive Arbitration Rules and Procedures. The Parties shall be entitled to move the arbitrator for summary disposition in whole or in part. The arbitrator shall provide the Parties a reasonable amount of time to submit briefing on such motion. Arbitration under this Agreement will be decided by a single, neutral arbitrator, chosen pursuant to the procedures of AAA or JAMS. Unless the Parties agree to a different location, any hearing will take place at the AAA or JAMS office that is nearest to the Contracted Service Area involved in the Dispute.

(B)
Arbitration Fees and Costs. The Party initiating Arbitration shall pay its own initial filing fees. Upon written request made within 30 days of the initial filing, FXG will reimburse PLU up to $2,500.00 of initial filing fees per case. However, the arbitrator may allocate all or part of the initial filing fees in the award. The Parties agree to equally divide all arbitrator costs and fees, but the arbitrator may allocate all or part of these costs and fees in the award.

(C)
Discovery. Unless the Parties agree otherwise or the arbitrator rules on a showing of good cause, discovery will be limited to: 25 interrogatories (including discrete subparts); 25 document requests (including discrete subparts), including requests for documents submitted to a third-party through a third-party subpoena; and 3 depositions per side. Unless the Parties agree otherwise or the arbitrator rules on a showing of good cause, discovery of electronically stored information and emails shall be limited to 3 custodians per side.  The Parties shall not seek written or oral discovery of any individual affirming or testifying in a corporate representative capacity regarding information known or reasonably available to the corporation, and the scope of any written discovery requests will be limited to the FXG Station(s) at issue in the Dispute. Unless the Parties agree otherwise, any AAA or JAMS rules and procedures regarding the voluntary and informal exchange of documents and information shall not apply.

(D)
Awards. Within 30 days after the conclusion of the arbitration the arbitrator, unless otherwise requested by the Parties, shall issue a written award with reasons given and evidence cited for the award. Judgment on the award may be entered in any court having jurisdiction. Consistent with the Confidentiality provisions of this Agreement, and where permitted by Applicable Law, the Party seeking to have an award entered, confirmed, vacated, modified, or corrected shall move to do so under seal. Subject to the terms of Section 13 of this Agreement, the arbitrator shall have the authority to award relief permitted by Applicable Law. The Parties agree that the arbitrator shall have no authority to renew, extend, or reinstate this Agreement or any agreement between the Parties, prevent termination of this Agreement, or otherwise bind the Parties to an agreement. The arbitrator shall have no authority to enter an award that alters, amends or modifies any of the terms and conditions of this Agreement, in any form or manner, or otherwise take any action having the same or similar effect. If the law applicable to the Dispute(s) being arbitrated authorizes the award of attorneys' fees and costs (including administrative fees and costs of the arbitrator), then the arbitrator shall apply the same standards a court would apply in determining whether, and the extent to which, to award attorneys' fees and/or costs.

(E)
Confidentiality. Disputes conducted pursuant to this Section 16, including but not limited to any discussions, discovery, filings, hearings, decisions, and awards, shall be confidential, unless otherwise required by Applicable Law or unless such disclosure is necessary to either Party's attorneys, accountants, or other professional advisors to effect the purposes for which they have been consulted or retained. Only a Party's attorneys may disclose information relating to the arbitration to third parties or a court to the extent necessary to litigate claims or defenses asserted in the arbitration or to enforce this arbitration provision. Disclosure is not permitted for any other reason that is not expressly set forth in this section. The Parties agree to ensure that any persons to whom such confidential information is provided, other than where a disclosure is required by Applicable Law, agree in writing to keep the information they receive confidential. If either Party is issued a subpoena or other judicial process requiring disclosure of confidential information, that Party will notify the other Party consistent with the terms of Section 10 of this Agreement before such disclosure is to be made, if possible, and if not possible, then as soon as practicable, so that the other Party may move to quash the subpoena or judicial process if it so desires. Except as provided herein, no documents provided or submitted in connection with such proceedings or the information contained therein shall be disclosed to any non-party or used for any purpose other than the prosecution or defense of any Dispute without the prior written consent of the Party who has provided or produced the document or information. In the event of any disclosure that is inconsistent with these terms, the Parties will take all steps necessary to minimize dissemination of the information, as set forth in Section 10 of this Agreement.

16.6
Continued Performance. Absent termination of this Agreement, each Party agrees to continue performing its obligations under this Agreement while a Dispute is being resolved in accordance with this Section 16, except to the extent the issue in dispute precludes performance (provided that a Dispute over payment will not be deemed to preclude performance) and without limiting either Party's right to terminate this Agreement as provided in Section 15.

17.	ASSIGNMENT

Neither Party is authorized to assign this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld. Without limiting the reasonable grounds for withholding such consent, the Parties agree that, in all instances, FXG's withholding consent shall be deemed reasonable if, in the judgment of FXG and upon consideration of the scale of the proposed assignment and the proposed assignee's current contracting relationship with FXG, or lack thereof, (A) the proposed assignment would result in the inability of an Independent Service Provider to achieve the results contracted for in this Agreement or (B) such assignment would continue or result in FXG's undue reliance for service on a single Independent Service Provider, Independent Service Providers, or commonly controlled service providers. Notwithstanding the foregoing, FXG may assign its rights and obligations under this Agreement without the consent of PLU to an entity which acquires all or substantially all of the voting stock or assets of FXG or of any affiliate of FXG or to any successor to FXG in a merger or consolidation by virtue of an acquisition of FXG or any affiliate of FXG. For any assignment other than the exception stated in this Section 17, the Party proposing the assignment shall notify the other Party in writing, which notification shall include the nature, type and scope of the proposed assignment.  PLU agrees that an assignment proposed by it shall be in the form prescribed by FXG, electronic or otherwise, as stated on PLU's MyGroundBizAccount and incorporated herein by reference. The non- assigning Party shall, within sixty days of being notified, notify the assigning Party of its consent or lack of consent to the proposed assignment. Subject to the foregoing, any assignment made by a Party without the consent of the other Party will be void and of no effect as between the Parties, including the following, each of which shall be deemed to constitute an assignment hereunder: (1) any assignment by operation of Applicable Law or any court-ordered plan of merger, consolidation or liquidations; (2) any transfer of control, either directly or indirectly, of PLU through the appointment of new officers or directors, or through the sale or transfer of its stock or assets in a single transaction or series of related transactions; (3) any merger or acquisition by or of PLU with or into another entity to form or become part of a new or different entity; (4) subcontracting inconsistent with the provisions of Section 7.1; or (5) any other transaction, transfer, or the like that had or has the effect of assignment or design to circumvent the provisions of this Section 17.

18.	GENERAL

18.1
Entire Agreement; Amendment. This Agreement, including any schedules, attachments or amendments hereto, and any terms explicitly incorporated into this Agreement by reference herein, and the Confidentiality and Non-Disclosure Agreement entered into in connection with the negotiations over this Agreement, each of which is incorporated herein for all purposes, constitutes the complete, exclusive, and fully integrated statement of the Parties' agreement ("Integrated Agreement") and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. The Parties also intend that this Integrated Agreement may not be supplemented, explained, or interpreted by any evidence of trade usage or course of dealing. The Parties acknowledge and agree that they did not rely upon statements or representations not contained within this Integrated Agreement. Except as otherwise provided under this Integrated Agreement, no change, waiver, or discharge of this Agreement will be valid unless in writing (hard copy or electronic) and acknowledged by the Parties by written or electronic signature or other acknowledgement that is reasonable under the circumstances. In the event of any modifications to the Service Days, Services, Service Offerings, Business Segments, security measures, or other terms as provided herein, the Parties agree to amend and otherwise conform this Agreement, including its Schedules and Attachments, to reflect such modification.

18.2
Interpretation. In the event of a conflict or inconsistency between the terms of this Agreement and a schedule, attachment or amendment to this Agreement, the terms of this Agreement will prevail, except where the schedule, attachment or amendment expressly clarifies or modifies this Agreement. The Parties agree that the provisions of this Agreement shall be interpreted in a reasonable manner to effectuate the purposes, objectives and intentions as set forth herein. Headings appearing in this Agreement are for convenience only and do not in any way limit, amplify, modify, or otherwise affect the terms or provisions of this Agreement.

18.3
Legal Process. Each Party agrees to immediately forward to the other Party every demand, notice, summons or other legal process received that involves a claim, suit or other legal proceeding arising from or in any way related to that Party with respect to this Agreement or its subject matter.

18.4
Duty to Cooperate; Compliance with Law; Certification of Compliance. Each Party will cooperate in good faith with the other Party in conducting investigations internal to its respective business operations, securing and giving evidence, responding to discovery, attending hearings and trials, and obtaining the attendance of witnesses at hearings, trials and meetings, and otherwise will cooperate in such matters. PLU acknowledges and agrees that it shall, at its sole cost and expense, comply with Applicable Law and its obligations under this Agreement; that it is obligated to maintain records regarding its compliance with such Applicable Laws and its obligations under this Agreement; and that it will, upon request, provide to FXG, or a third party designee, written certification or information demonstrating compliance with such Applicable Laws and performance of obligations under this Agreement. Any third party designee(s) will be subject to the Confidential Information provision at Section 10 of this Agreement.

18.5
Notices. All notices, requests, demands and determinations under this Agreement (other than routine operational communications, which shall be in the form prescribed by FXG, electronic or otherwise), will be in writing (hard copy or electronic) and will be deemed duly given as follows: (1) when delivered by hand; (2) one business day after being provided for delivery to an express courier with a reliable system for tracking delivery; (3) when sent by confirmed facsimile with a copy sent by another means specified in this Section 18.5; (4) when sent by FXG to the electronic mail address listed in the Service Provider Profile on PLU's MyGroundBizAccount, which electronic mail address PLU agrees to keep active and accurate; (5) when posted by FXG on PLU's MyGroundBizAccount; or (6) six business days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, in each such case addressed to each Party as listed below:

PARCELPAL LOGISTICS USA, INC.
Address: See Service Provider Profile

FedEx Ground Package System, Inc.
1000 FedEx Drive
Moon Township, PA 15108
Attention: Business Development Solutions

A Party may from time to time change its address or designee for notice purposes by giving the other Party at least ten days' prior written notice of the new address or designee and the date upon which it will become effective.

18.6
Severability. Subject to the right of either Party under Section 15.2(A) to terminate this Agreement for a change of relationship, if any provision of this Agreement conflicts with the Applicable Law under which this Agreement is to be construed or if any such provision is held invalid by a competent authority, such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with Applicable Law, and the remainder of this Agreement will remain in full force and effect.

18.7
Force Majeure. No Party will be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent the default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, riots, terrorist attacks, civil disorders, pandemics, epidemics, government orders, or any other similar cause beyond the reasonable control of such Party, provided the non-performing Party is without fault in causing the default or delay, the default or delay could not have been prevented by reasonable precautions and could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means, and the non-performing Party has commenced and is pursuing all reasonable and available means and measures to minimize and eliminate the resulting default or delay.

18.8
Waiver of Default. A delay or omission by either Party to exercise any right under this Agreement will not be construed to be a waiver of that right. A waiver by either of the Parties of any breach of this Agreement will not be construed to be a waiver of any succeeding breach thereof or of any other covenant in this Agreement.

18.9
Survival. The provisions of Sections 2 (in Schedule C), 5.5 (in Attachment A-2 to Schedule A), 6.2, 10, 14, 15.5, 16 and 18.3, as well as any other provision of this Agreement which contemplates or reasonably requires performance or observance subsequent to termination or expiration of this Agreement, will survive termination or expiration of this Agreement and continue in full force and effect.

18.10
Governing Law. This Agreement and all matters arising out of, related to, or occurring in connection with this Agreement, or other disputes between the Parties to this Agreement, shall be governed by, construed, interpreted, and enforced in accordance with the substantive and procedural laws of the Commonwealth of Pennsylvania, including its statutes of limitations, without giving effect to any choice of law or conflict of laws rules or provisions, provided that the arbitration provisions in Section 16 of this Agreement shall be governed by the Federal Arbitration Act ("FAA"). In the event that the FAA is inapplicable for any reason, the Parties agree that the Pennsylvania Revised Uniform Arbitration Act shall apply.

18.11
Consent to Conduct Transactions by Electronic Methods. FXG and PLU consent to conduct transactions by any electronic method permitted by the Federal Motor Carrier Safety Administration ("FMCSA"). This consent includes, but is not limited to, the use of electronic methods to effectuate and transmit the signature of any document, including this Agreement and any supplement, modification, addendum, amendment, notice, consent and/or waiver required by this Agreement, or any other document required by FMCSA regulations to be generated and maintained (or exchanged by private parties). The Parties agree that when either Party uses any electronic method to accomplish electronic signatures, the chosen method: (i) identifies and authenticates the sender as the source of the electronic communication; (ii) indicates the sender's approval of the information contained in the electronic communication; (iii) produces an electronic document with the same integrity, accuracy, and accessibility as a paper document or handwritten signature; and (iv) any other obligations required by Applicable Law to accomplish legally enforceable and binding electronic signatures.

APPENDIX

SCHEDULE A
Contracted Service Area, Services and Service Results, and Service Offerings, Changed Conditions
Attachment A-1	Contracted Service Area
Attachment A-2	Contracted Services and Service Results
Attachment A-3	Service Offerings
SCHEDULE B	Leased Equipment
Statement of Lease	Statement of Lease
SCHEDULE C	Negotiated Charges
Attachment C-1	Negotiated Charges Table
Attachment C-2	Additional Services
SCHEDULE D	[RESERVED]
SCHEDULE E	[RESERVED]
SCHEDULE F	Daily Stop Threshold
SCHEDULE G	Shuttle Service
SCHEDULE H	Compliance with Specific Laws
SCHEDULE I	Safe Operating Practices
SCHEDULE J	[RESERVED]
SCHEDULE K	Enhanced Peak Service
SCHEDULE L	Insurance and Indemnification